Exhibit 5

[Letterhead of Frances B. Jones]

April 29, 2009

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

Re: Registration Statement on Form S-8 (the “Registration Statement”) relating to the BB&T
Corporation 401(k) Savings Plan, as amended and restated (the “Plan”)

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate
Governance Officer of BB&T Corporation (“BB&T”) and am familiar with the Registration Statement being filed in connection with the 35,000,000 shares of BB&T’s common stock, par value $5.00 per share
(the “Shares”), and an indeterminate number of plan interests, which are proposed to be offered and sold pursuant to the Plan. This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and
Item 601(b)(5) of Regulation S-K.

In connection with the foregoing, I and attorneys on my staff who are licensed to practice law in
North Carolina have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. For the purpose of this opinion, we have assumed that BB&T will continue to be incorporated and in good standing under the laws of the State of North Carolina.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is my opinion that the Shares have been duly authorized and, upon issuance and delivery of, and payment for the Shares in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the effect of the laws of any other jurisdiction.

I hereby consent to being named as the attorney who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the
Securities Act of 1933, as amended, or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Frances B. Jones
Frances B. Jones
Executive Vice President, General Counsel,
Corporate Secretary and Chief Corporate
Governance Officer